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                                                                      Exhibit 21

                              List of Subsidiaries
                              --------------------

                  Penn Treaty Network America Insurance Company
                       American Network Insurance Company
                     American Independent Network Insurance
                           Company of New York Senior
                          Financial Consultants Company
                         United Insurance Group Agency,
                                      Inc.
                    Network Insurance Senior Health Division